UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2020

LIFE ON EARTH, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	333-190788	46-2552550
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

575 Lexington Avenue, 4th Floor, New York, NY 10022
(Address of principal executive offices)

(646) 844-9897
(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☑

Life on Earth, Inc. is referred to herein as “we”, “us”, or “our” or “LFER”)

ITEM 1.01. Entry into a Material Definitive Agreement

Background

On December 10, 2020, we filed a Form 8-K and a Press Release regarding a Memorandum of Understanding to purchase the assets of a cloud software company.

Asset Purchase Agreement

On December 31, 2020, we, as the Buyer, entered into an Asset Purchase Agreement (“APA) with KloudGaze, Inc., a Delaware corporation, designated as the Seller in the APA, providing for our purchase of the Seller’s assets and intellectual property in return for our payment to the Buyer of 15,827,613 Restricted Common Shares upon the Closing of the APA leaving maximum remaining consideration of 29,393,802 Common Stock Shares to be paid by the Buyer to the Seller based upon a three year earn out schedule in accordance with revenue performance goals. The APA was amended via an Addendum dated January 6, 2021.

ITEM 7.01. Regulation FD Disclosure

We will distribute a press release regarding our purchase of the Seller’s assets and intellectual property. The information in this Current Report on Form 8-K with respect to Item 7.01 (including the Press Release attached as Exhibit 99.1 hereto) is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. This current report on Form 8-K will not be deemed an admission as to the materiality of any information contained herein (including the Press Release attached as Exhibit 99.1 hereto).

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following exhibit are filed with this Current Report on Form 8-K:

Exhibit No No.	Description
10.1	Asset Purchase Agreement
10.2	Addendum
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE ON EARTH, INC.

Date: January 7, 2021	By:	/s/ Fernando Oswaldo Leonzo
Fernando Oswaldo Leonzo
Chief Executive Officer